Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
John G. Murray, President or
Mark L. Kleifges, CFO
(617) 964-8389
www.hptreit.com

HPT Announces Second Quarter 2003 Operating Results

Newton, MA (August 5, 2003):  Hospitality Properties Trust (NYSE:HPT) today announced its results of operations for the quarter ended June 30, 2003:

	(amounts in thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Net income	$30,582	$35,490	$63,184	$68,821

Net income available for common shareholders	$26,887	$33,709	$55,794	$65,258

Funds from operations (“FFO”)	$54,108	$62,495	$114,478	$121,882

Cash available for distribution (“CAD”)	$46,615	$52,912	$98,431	$103,636

Common distributions declared	$45,063	$45,034	$90,117	$89,436

Per common share amounts:

Net income available for common shareholders	$0.43	$0.54	$0.89	$1.04

Funds from operations (“FFO”)	$0.86	$1.00	$1.83	$1.95

Cash available for distribution (“CAD”)	$0.74	$0.85	$1.57	$1.66

Common distributions declared	$0.72	$0.72	$1.44	$1.43

Weighted average common shares outstanding	62,575	62,538	62,565	62,529

Hospitality Properties Trust is a real estate investment trust, or REIT, headquartered in Newton, Massachusetts, which invests in hotels.  HPT has investments in 274 hotels located in 38 states.

(end)

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME, FUNDS FROM OPERATIONS

AND CASH AVAILABLE FOR DISTRIBUTION

(amounts in thousands, except per share data)

		Quarter Ended June 30,		Six Months Ended June 30,
		2003	2002	2003	2002
	Revenues:
	Rental income	$50,755	$62,082	$112,088	$120,429
	Hotel operating revenues (1)	45,374	20,310	68,160	38,449
	FF&E reserve income (2)	5,109	5,669	9,814	10,935
	Interest income	76	54	290	236
	Total revenues	101,314	88,115	190,352	170,049

	Expenses:
	Hotel operating expenses (1)	32,058	13,229	46,104	24,398
	Interest (including amortization of deferred financing costs of $593, $718, $1,226 and $1,323, respectively)	9,733	11,066	20,402	21,113
	Depreciation and amortization	25,146	24,186	50,217	47,920
	General and administrative	3,795	4,144	7,863	7,797
	Loss on early extinguishment of debt (5)	—	—	2,582	—
	Total expenses	70,732	52,625	127,168	101,228

	Net income	30,582	35,490	63,184	68,821
	Preferred distributions	(3,695)	(1,781)	(7,390)	(3,563)
	Net income available for common shareholders	$26,887	$33,709	$55,794	$65,258

	Calculation of FFO (3):
	Net income available for common shareholders	$26,887	$33,709	$55,794	$65,258
Add:	FF&E deposits not in net income (2)	1,874	3,959	5,424	7,398
	Depreciation and amortization	25,146	24,186	50,217	47,920
	Deferred percentage rent (4)	201	641	461	1,306
	Loss on early extinguishment of debt (5)	—	—	2,582	—

	Funds from operations (“FFO”)	$54,108	$62,495	$114,478	$121,882

	Calculation of CAD (3):
	FFO	$54,108	$62,495	$114,478	$121,882
Add:	Non-cash expenses (6)	424	1,099	1,275	2,084

Less:	FF&E reserve income and escrows (1) (2)	(6,043)	(6,723)	(11,898)	(12,932)
	FF&E deposits not in net income (2)	(1,874)	(3,959)	(5,424)	(7,398)

	Cash available for distribution (“CAD”)	$46,615	$52,912	$98,431	$103,636

	Weighted average common shares outstanding	62,575	62,538	62,565	62,529

	Per common share amounts:
	Net income available for common shareholders	$0.43	$0.54	$0.89	$1.04
	FFO (3)	$0.86	$1.00	$1.83	$1.95
	CAD (3)	$0.74	$0.85	$1.57	$1.66
	Common distributions declared	$0.72	$0.72	$1.44	$1.43

See Notes on page 4.

Hotel Revenue Data

The following table summarizes the hotel operating statistics reported to us by our third party tenants and managers for 250 hotels (34,160 rooms) that were open for a full year as of January 1, 2003.

	Second Quarter				Year to Date
	2003	2002	Change		2003	2002	Change

Average Daily Rate (“ADR”)	$77.14	$79.77	-3.3%		$78.27	$80.67	-3.0%
Occupancy	73.2%	75.6%	-2.4	pts	70.6%	72.3%	-1.7	pts
Revenue Per Available Room (“RevPAR”)	$56.48	$60.33	-6.4%		$55.29	$58.36	-5.3%

Key Balance Sheet Data

(in thousands)

	June 30, 2003	December 31, 2002

Real Estate, at cost	$2,821,023	$2,762,322

Debt
Floating rate – Credit Facility, due 2005	$155,000	$—
Fixed rate – 7.00% Senior Notes, due 2008	149,874	149,861
Fixed rate – 8.50% Senior Notes, due 2009	—	150,000
Fixed rate – 9.125% Senior Notes, due 2010	49,957	49,953
Fixed rate – 6.85% Senior Notes, due 2012	124,195	124,151
Fixed rate – 6.75% Senior Notes, due 2013	173,982	—
Total Debt	$653,008	$473,965

Book Equity
9.5% Series A Preferred (3,000,000 shares outstanding)	$72,207	$72,207
8.875% Series B Preferred (3,450,000 shares outstanding)	83,306	83,306
Common (62,575,825 and 62,547,348 shares outstanding)	1,457,222	1,489,507
Total Equity	$1,612,735	$1,645,020

Additional Data

(in thousands, except percentages and ratios)

	June 30, 2003	December 31, 2002
Leverage Ratios
Total Debt / Total Assets	25.5%	19.7%
Total Debt / Real Estate, at cost	23.1%	17.2%
Total Debt / Total Book Capitalization	28.8%	22.4%
Variable Rate Debt / Total Book Capitalization	6.8%	—

		Quarter Ended June 30,				Six Months Ended June 30,
Coverage Ratios		2003		2002		2003		2002

Net Income		$30,582		$35,490		$63,184		$68,821
Add:	Loss on early extinguishment of debt	—		—		2,582		—
	Interest expense	9,733		11,066		20,402		21,113
	Depreciation and amortization	25,146		24,186		50,217		47,920
Less:	FF&E reserve income	(6,043)		(6,723)		(11,898)		(12,932)
EBITDA (3)		$59,418		$64,019		$124,487		$124,922

EBITDA / Interest expense		6.1	x	5.8	x	6.1	x	5.9	x
EBITDA / Interest Expense + Preferred Dividend		4.4	x	5.0	x	4.5	x	5.1	x

	Six Months Ended June 30,
Cash Flow Data	2003	2002

Cash flow from (used in):
Operating activities	$107,385	$101,081
Investing activities	$(24,234)	$(139,419)
Financing activities	$81,271	$(137)

See Notes on page 4.

(1)          All of our hotels are leased to or operated by third-parties; we do not operate hotels. As of June 30, 2003, 52 of our properties are leased to our taxable REIT subsidiary, or TRS, and operated by third parties under three agreements. One agreement includes 35 hotels, which as of June 30, 2003, includes 25 hotels operated by affiliates of Marriott International under long term management contracts and leased to our TRS. Payment obligations due to us for these 25 hotels are pooled with 10 other hotels that continue to be leased by Marriott International until it elects to operate them under the management agreement. Each of these 10 hotels are required to begin to be leased to our TRS and managed by Marriott prior to June 30, 2004. The hotels formerly leased to Marriott International which are now leased to our TRS generated net operating results that were $301 and $720 less than the minimum return due to us for the 2003 and 2002 second quarter, respectively, and $2,527 and $2,315 less than the minimum return due to us for the six months ended 2003 and 2002, respectively. These amounts were funded by Marriott and are reflected as a reduction in hotel operating expenses. On April 1, 2003, Wyndham International defaulted two of our leases for 27 hotels and we retained $33.3 million of security deposits previously paid us by Wyndham. In late April and early May, 2003, we replaced Wyndham as operator of these hotels, and all of these hotels began to be managed by third parties and leased to our TRS. We have recorded no revenue or expenses related to Wyndham’s defaults or for the periods from these defaults to the dates Wyndham was replaced as operator of these 27 hotels, pending the outcome of discussions with Wyndham regarding claims which we have against Wyndham or which Wyndham may assert against us as a result of Wyndham’s defaults or prior operations. The amounts in the following table include the net revenues over expenses for the 52 hotels leased to our TRS, including amounts after Wyndham was replaced as an operator of our hotels.

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002

Hotel operating revenues	$45,374	$20,310	$68,160	$38,449
Less: Hotel operating expenses	(32,058)	(13,229)	(46,104)	(24,398)
Net payments by our managers to our subsidiary tenant	13,316	7,081	22,056	14,051
Less: Payments made into FF&E Reserve escrows	(934)	(1,054)	(2,084)	(1,997)
Net	$12,382	$6,027	$19,972	$12,054

(2)         Some of our leases with third parties provide that FF&E Reserve escrows are owned by us. Other leases with third parties provide that FF&E Reserve escrows are owned by the tenants and we have a security and remainder interest in the escrow accounts.  When we own the escrow, at hotels leased to third parties, generally accepted accounting principles require that payments into the escrow be reported as additional rent.  When we have a security and remainder interest in the escrow accounts, at hotels leased to third parties, deposits are not included in revenue but are included in FFO.  CAD and EBITDA exclude all FF&E reserves.

(3)         We compute FFO, CAD and earnings before interest, taxes, depreciation and amortization, or EBITDA, as shown in the calculations above. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (See footnote 2) and deferred percentage rent (See footnote 4) and exclude loss on early extinguishment of debt not settled in cash (See footnote 5). We consider FFO, CAD and EBITDA to be appropriate measures of performance or liquidity for a REIT, along with net income and cash flow from operating, investing and financing activities, because they provide investors with an indication of a REIT’s operating performance and its ability to incur and service debt, make capital expenditures, pay distributions and fund other cash needs. FFO, CAD and EBITDA do not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered alternatives to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO, CAD and EBITDA are three important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(4)         We recognize percentage rental income received for the first, second and third quarters in the fourth quarter.  Although recognition of revenue is deferred for purposes of calculating net income, the calculations of FFO and CAD include amounts received with respect to periods shown.

(5)         Represents the write off of unamortized deferred financing costs related to early extinguishment of debt.

(6)         Represents: the amortization of deferred debt issuance costs and discounts, and stock based compensation and expenses settled in stock.